EXHIBIT 5.1

STRADLING YOCCA CARLSON & RAUTH

A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	ORANGE COUNTY (949) 725-4000
SAN DIEGO (858) 926-3000
SAN FRANCISCO (415) 283-2240
SANTA BARBARA (805) 730-6800
SACRAMENTO (916) 449-2350

August 7, 2009

Cortex Pharmaceuticals, Inc.

15241 Barranca Parkway

Irvine, California 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 to be filed by Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (as may be amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 12,120,939 shares of Common Stock of the Company, $0.001 par value per share (the “Common Stock”), issuable upon conversion of shares of Series F Preferred Stock purchased pursuant to a Securities Purchase Agreement dated July 29, 2009 between the Company and the purchasers named therein (such shares of Common Stock collectively referred to as the “Securities”). The Securities may be sold from time to time for the account of the selling security holders set forth in the Registration Statement.

We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

Based on the foregoing, and assuming that the full consideration for the Securities has been received by the Company, it is our opinion that the Securities, when issued and sold in the manner described in the Registration Statement and in accordance with the terms of the Series F Preferred Stock, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth